UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2021 (November 19, 2021)

1847 GOEDEKER INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39418	83-3713938
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3817 Millstone Parkway, St. Charles, MO	63301
(Address of principal executive offices)	(Zip Code)

888-768-1710
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GOED	NYSE American LLC
Warrants to Purchase Common Stock	GOED WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2021, Thomas S. Harcum resigned from his positions as the Chief Marketing Officer and Chief Technology Officer of 1847 Goedeker Inc. (the “Company”). Mr. Harcum’s resignation was not due to any disagreement with the Company on any matter relating to its operation, policies (including accounting or financial policies) or practices.

On November 16, 2021, the Company entered into a separation agreement and release (the “Separation Agreement”) with Mr. Harcum providing for the separation of his employment with the Company effective as of November 19, 2021. Under the Separation Agreement, the Company agreed, subject to Mr. Harcum’s compliance with each and every provision of the Separation Agreement, to pay Mr. Harcum a severance payment of $56,346.15, less applicable statutory deductions and authorized withholdings, on or before December 1, 2021. Mr. Harcum agreed that, for the six (6) month period immediately following the separation date, he will, upon request by the Company, cooperate and consult with the Company with respect to any inquiries or other matters involving the Company or its clients, including, without limitation, his past work and responsibilities at the Company, or pending or threatened transactions, litigation, administrative proceedings or arbitration. Mr. Harcum is not entitled to any additional compensation in connection with such consultation; provided that the Company will pay reasonable travel expenses for his appearance or attendance at any meetings or proceedings in connection with the foregoing. The Separation Agreement includes a customary release of claims by Mr. Harcum in favor of the Company and its affiliates, as well as customary confidentiality and non-disparagement provisions.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement filed as Exhibit 10.1 to this report, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Separation Agreement and Release, dated November 16, 2021, between Thomas S. Harcum and 1847 Goedeker Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 24, 2021	1847 GOEDEKER INC.

/s/ Albert Fouerti
Name: Albert Fouerti
Title: Chief Executive Officer

2